AMENDMENT TO THE ADMINISTRATIVE SERVICES AGREEMENT

This AMENDMENT (the “Amendment”) is made as of January 1, 2013 (“Effective Date”) by and between each of the entities listed on Annex I to the Agreement (each a “Fund” and collectively, the “Funds”) and THE BANK OF NEW YORK MELLON (“BNYM-AIS”).

BACKGROUND:

A.	The Funds and BNYM-AIS are parties to an Administrative Services Agreement dated as of August 26, 2010, as amended to date (the “Agreement”).

B.	The parties desire to add new investment funds to the Agreement.

C.	The Funds and BNYM-AIS desire to amend the Agreement to accommodate the foregoing.

D.	This Background section is hereby incorporated by reference in and made a part of this Amendment.

TERMS:

Intending to be legally bound, the parties hereby agree that:

1.	Annex I to the Agreement is hereby deleted in its entirety and is amended and restated as attached hereto.

2.	Miscellaneous.

(a) Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

(b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(c)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d) This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

THE BANK OF NEW YORK MELLON

/s/ Lisa Rosen
By: Lisa Rosen
Title: Managing Director

EACH FUND LISTED ON ANNEX I

/s/ Michael Roman
By: Michael Roman
Title: Treasurer

 ANNEX I

Fund Name:	Form of Organization:
ASGI AGILITY INCOME FUND	DELAWARE BUSINESS TRUST
ASGI CORBIN MULTI-STRATEGY FUND LLC	DELAWARE LIMITED LIABILITY COMPANY
ASGI AURORA OPPORTUNITIES FUND LLC	DELAWARE LIMITED LIABILITY COMPANY
ASGI MESIROW INSIGHT FUND, LLC (formerly WELLS FARGO MULTI-STRATEGY 100 MASTER FUND I, LLC)	DELAWARE LIMITED LIABILITY COMPANY
ASGI SPECIAL ASSET HOLDINGS, INC.	DELAWARE CORPORATION
ASGI AURORA SPECIAL ONSHORE ASSET HOLDINGS, INC.	DELAWARE CORPORATION

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